SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2004

SPORTSLINE.COM, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

0-23337	65-0470894
(Commission File Number)	(I.R.S. Employer Identification No.)

2200 W. Cypress Creek Road Fort Lauderdale, Florida	33309
(Address of principal executive offices)	(Zip Code)

(954) 489-4000

(Registrant’s telephone number, including area code)

Item 5. Other Events and Required FD Disclosure.

On July 1, 2004, SportsLine.com, Inc. (“SportsLine”) announced that (i) Viacom Inc. had made a proposal to SportsLine’s board of directors to acquire all of the outstanding common stock of SportsLine that Viacom does not already own at a purchase price of $1.50 per share in cash, and (ii) it had entered into a letter agreement, dated June 30, 2004, amending its agreement with CBS Broadcasting Inc. (“CBS”) pursuant to which SportsLine operates its flagship Web site, CBS SportsLine.com. The amendment provides for a deferral until August 1, 2004 of the payment to CBS that was due on July 1, 2004.

SportsLine’s press release announcing the foregoing is attached hereto as Exhibit 99.1 and the amendment is attached hereto as Exhibit 99.2. The information contained in each is hereby incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

99.1	Press Release of SportsLine.com, Inc. dated July 1, 2004

99.2	Letter Agreement dated June 30, 2004 between SportsLine.com, Inc. and CBS Broadcasting Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPORTSLINE.COM, INC.

Date: July 1, 2004	By:	/s/ Kenneth S. Gersh
Kenneth S. Gersh
Vice President, General Counsel.

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SPORTSLINE.COM, INC.

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release of SportsLine.com, Inc. dated July 1, 2004

99.2	Letter Agreement dated June 30, 2004 between SportsLine.com, Inc. and CBS Broadcasting Inc.

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